AGCO CORP /DE	Exhibit 21.1
12/31/2018

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdiction

AGCO Argentina SA	Argentina
Indamo SA	Argentina
AGCO Australia Ltd	Australia
Sparex Australia PTY Ltd	Australia
Western District Agricentre Pty Limited	Australia
AGCO Austria GmbH	Austria
Cimbria Heid GmbH	Austria
Sparex Maschinensubehor Handelsgesellschaft m.b.H	Austria
Sparex Belgium BVBA	Belgium
AGCO do Brasil Soluções Agrícolas Ltda	Brazil
GSI Brasil Industria e Comercio de Equipamentos Agropecuarios Ltd	Brazil
Tecnoagro Maquinas Agrícolas Ltda	Brazil
AGCO Canada Ltd	Canada
GSI Electronique Inc	Canada
Sparex Canada Ltd	Canada
Cimbria HMD SRO	Czech Republic
AGCO (Changzhou) Agricultural Machinery Co. Ltd	China
AGCO (Jining) Agricultural Machinery Co., Ltd	China
AGCO (Daqing) Agricultural Machinery Co., Ltd.	China
AGCO Genpowex (Shanghai) Co., Ltd	China
AGCO GSI (Changzhou) Agriculture Equipment Co., Ltd	China
AGCO (China) Investment Co., Ltd	China
Beijing AGCO Trading Co., Ltd	China
The GSI Group (Shanghai) Co. Ltd	China
AGCO A/S	Denmark
AGCO Danmark A/S	Denmark
A/S Cimbria	Denmark
Cimbria Unigrain A/S	Denmark
Cimbria Manufacturing A/S	Denmark
Sparex Limited ApS	Denmark
XBA BidCo ApS	Denmark
XBA FinCo ApS	Denmark
XBA MidCo ApS	Denmark
AGCO Power Oy	Finland
AGCO Suomi Oy	Finland
Valtra OY AB	Finland
AGCO Distribution SAS	France
AGCO France SAS	France
AGCO SAS	France
C-Lines International SAS	France
Sparex S.A.R.L.	France
AGCO Deutschland GmbH	Germany
AGCO Feucht GmbH	Germany
AGCO GmbH	Germany
AGCO Hohenmölsen GmbH	Germany

Farmer Automatic GmbH & Co. KG	Germany
Farmer Automatic Management GmbH	Germany
Fendt GmbH	Germany
Fendt Immobilien GmbH	Germany
Sparex Handels-Und Vertriebs GmbH	Germany
Unterstutzungskasse der Fella-Werke Gesellschaft mit beschankter Haftung	Germany
Valtra Deutschland GmbH	Germany
AGCO Holdings (Hong Kong) Ltd	Hong Kong
C-Lines Asia Limited	Hong Kong
Manway Development Limited	Hong Kong
AGCO Hungary Kft	Hungary
GSI Hungary Kft	Hungary
AGCO Trading (India) Private Ltd	India
AGCO Ireland Limited	Ireland
Sparex (Tractor Accessories) Ltd	Ireland
AGCO Italia SpA	Italy
Cimbria Heid Italia SRL	Italy
Cimbria SRL	Italy
Farmec Srl	Italy
Laverda AGCO SPA	Italy
Tecno Poultry Equipment S.P.A.	Italy
Cimbria East Africa Limited	Kenya
AGCO GSI Asia Sdn Bhd	Malaysia
AGCO GSI (Malaysia) Sdn. Bhd.	Malaysia
Cimbria Far East SDN. BHD	Malaysia
Cumberland Sales & Services Sdn Bhd	Malaysia
MY C-Lines SDN BHD	Malaysia
AGCO Mexico S de RL de CV	Mexico
GSI Cumberland De Mexico, S. De RL De CV	Mexico
GSI Cumberland De Mexico Servicios, SA De CV	Mexico
Impulsora Inqro S.A. de C.V.	Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV	Mexico
Sparex Mexicana S.A. de CV	Mexico
Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
AGCO Holding BV	Netherlands
AGCO International Holdings BV	Netherlands
AGCO Netherlands BV	Netherlands
Forage Company BV	Netherlands
Sparex Limited Vestiging Holland BV	Netherlands
Valtra International BV	Netherlands
AGCO New Zealand Limited	New Zealand
Sparex New Zealand Ltd	New Zealand
Eikmaskin AS	Norway
AGCO Sp Z.o.o	Poland
Sparex Polska Sp. Z.o.o.	Poland
Sparex Portugal Importacao e Comercio de Pecas Lda	Portugal
Valtractor Comercio de Tractores e Maquinas Agricolas SA	Portugal
AGCO LLC	Russia
Cimbria LLC	Russia
AGCO Holdings (Singapore) Pte. Ltd	Singapore

AGCO Holdings South Africa	South Africa
AGCO South Africa Pty Ltd	South Africa
C-Lines South Africa (Proprietary) Limited	South Africa
Sparex (Proprietary) Ltd	South Africa
AGCO Iberia SA	Spain
Sparex Agrirepuestos SL	Spain
AGCO AB	Sweden
AGCO International GmbH	Switzerland
AGCO Tarim Makineleri Ticaret Ltd Sirketi	Turkey
Sparex Tarim Parca Sanayi Ve Ticaret Limited Sirketi	Turkey
AGCO Funding Company	United Kingdom
AGCO International Ltd	United Kingdom
AGCO Ltd	United Kingdom
AGCO Manufacturing Ltd	United Kingdom
AGCO Pension Trust Ltd	United Kingdom
AGCO Services Ltd	United Kingdom
Cimbria Holdings Limited	United Kingdom
Cimbria (UK) Limited	United Kingdom
Massey Ferguson Staff Pension Trust Ltd	United Kingdom
Massey Ferguson Works Pension Trust Ltd	United Kingdom
Sparex Holdings Ltd	United Kingdom
Sparex International Ltd	United Kingdom
Sparex Ltd	United Kingdom
Spenco Engineering Company Ltd	United Kingdom
Assumption Leasing Company, Inc.	United States
Export Market Services LLC	United States
Intersystems Holdings, Inc.	United States
Intersystems International LLC	United States
Massey Ferguson Corp.	United States
Precision Planting LLC	United States
Sparex, Inc.	United States
The GSI Group, LLC	United States
AGCO Zambia Ltd	Zambia

50% or Greater Joint Venture Interests of the Registrant

Deutz AGCO Motores SA	Argentina
CP GSI Machinery Co Ltd	China
Groupement International De Mecanique Agricole SA	France
AGCO-RM (Distribution) Holding BV	Netherlands
AGCO Machinery LLC	Russia
AGCO - Amity JV, LLC	United States
Intelligent Agricultural Solutions, LLC	United States
USC LLC	United States

Less Than 50% Joint Venture Interests of the Registrant

Algerian Tractor Company Spa	Algeria
AGCO Capital Argentina SA	Argentina
AGCO Finance PTY Ltd	Australia
AGCO Finance GmbH, Landmaschinen Leasing	Austria
AGCO Finance NV	Belgium
Banco De Lage Landen Brasil S.A	Brazil
De Lage Landen Participacoes Ltda (dbaAgricredit do Brasil Ltda)	Brazil

Massey Ferguson Administradora de Consorcios Ltda	Brazil
AGCO Finance Canada Ltd	Canada
AGCO Finance S.N.C.	France
AGCO Finance GmbH	Germany
AAG Agriculture Application Group GmbH & Co KG	Germany
DKE-Data GmbH & Co. KG	Germany
DKE-Data Verwaltungs GmbH	Germany
Tractors and Farm Equipment Ltd	India
AGCO Finance DAC	Ireland
Libyan Tractor and Agricultural Commodities Company	Libya
Compagnie Maghebine de Materials Agricoles et Industriels SA	Morocco
AGCO Finance B.V	Netherlands
AGCO RM (Manufacturing) Holding BV	Netherlands
AGCO Finance Ltd	New Zealand
AGCO Finance Sp.z.o.o	Poland
AGCO Finance LLC	Russia
GolAZ OJSC	Russia
AGCO Finance AG	Switzerland
Cimbria Unigrain (Thailand) Ltd	Thailand
AGCO Finance Ltd	United Kingdom
AGCO Finance LLC	United States